CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Synovus Financial Corp.

         We consent to the use of our report incorporated by reference herein.

         Our report refers to a change in the method of accounting for goodwill in 2002 and a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                            /s/KPMG LLP
                                            KPMG LLP

Atlanta, Georgia
June 7, 2004





























                                  Exhibit 23.1